                                                                    Exhibit 10.5

--------------------------------------------------------------------------------
          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
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                                LICENSE AGREEMENT

                                     BETWEEN

                           CRITICAL THERAPEUTICS, INC.

                                       AND

               NORTH SHORE - LONG ISLAND JEWISH RESEARCH INSTITUTE

                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS...........................................................................................1
   1.1.       "Affiliate".........................................................................................1
   1.2.       "Effective Date"....................................................................................1
   1.3.       "Field".............................................................................................1
   1.4.       "First Commercial Sale".............................................................................1
   1.5.       "License Term"......................................................................................1
   1.6.       "Net Sales".........................................................................................2
   1.7.       "NS HMG-l Technology"...............................................................................2
   1.8.       "NS HMG-1 Patent Rights"............................................................................2
   1.9.       "NS Valid Patent Claim".............................................................................2
   1.10.      "Product(s)"........................................................................................2
ARTICLE 2.  LICENSE GRANT.........................................................................................2
   2.1.       License Grant.......................................................................................2
   2.2.       Government Rights...................................................................................3
   2.3.       Retention of NS Rights..............................................................................3
ARTICLE 3.  LICENSE FEES, MILESTONES AND ROYALTIES................................................................3
   3.1.       Down Payment........................................................................................3
   3.2.       Milestone Payments..................................................................................3
   3.3.       Royalty Payments....................................................................................4
              3.3.1.       Royalty Reports and Payments...........................................................4
              3.3.2.       One Royalty............................................................................4
              3.3.3.       Incorporation of Other Products........................................................5
              3.3.4.       Third-Party Licenses...................................................................5
   3.4.       Minimum Royalties...................................................................................5
   3.5.       Sublicense Income...................................................................................5
ARTICLE 4.  PATENTS...............................................................................................5
   4.1.       CTI Authority.......................................................................................5
   4.2.       Patent Expenses.....................................................................................6
   4.3.       Right of NS to be Informed..........................................................................6
   4.4.       NS Rights...........................................................................................6
   4.5.       Enforcement of NS Patent Rights.....................................................................6
ARTICLE 5.  CONFIDENTIALITY AND PUBLICATION.......................................................................7
   5.1.       Non-Disclosure Obligations..........................................................................7
   5.2.       Release of Obligations..............................................................................7
   5.3.       Publications........................................................................................7
ARTICLE 6.  REPRESENTATIONS AND WARRANTIES........................................................................7
   6.1.       Authorization.......................................................................................7
   6.2.       NS HMG-1 Patent Rights..............................................................................8
   6.3.       Remedies............................................................................................8
ARTICLE 7.  TERM AND TERN LUNATION................................................................................8
   7.1.       Expiration..........................................................................................8
   7.2.       Termination for Cause...............................................................................8
   7.3.       Effect of Termination...............................................................................8
ARTICLE 8.  INDEMNIFICATION AND INSURANCE.........................................................................8
   8.1.       Indemnity...........................................................................................8

   8.2.       Insurance...........................................................................................9
ARTICLE 9.  MISCELLANEOUS.........................................................................................9
   9.1.       Force Majeure.......................................................................................9
   9.2.       Assignment..........................................................................................9
   9.3.       Severability........................................................................................9
   9.4.       Notices............................................................................................10
   9.5.       Applicable Law.....................................................................................10
   9.6.       Dispute Resolution.................................................................................10
   9.7.       Entire Agreement...................................................................................10
   9.8.       Headings...........................................................................................10
   9.9.       Independent Contractors............................................................................10
   9.10.      Waiver.............................................................................................11
   9.11.      Counterparts.......................................................................................11
   9.12.      Use of Names.......................................................................................11

                                LICENSE AGREEMENT

      This License Agreement (the "License Agreement") is made between Critical Therapeutics, Inc. (formerly known as Medicept, Inc.), a Delaware corporation ("CTI") and North Shore - Long Island Jewish Research Institute, a New York non-profit corporation ("NS").

                                    RECITALS

      WHEREAS, NS owns or controls certain patent rights and technology relating to inhibitors and antagonists of High Mobility Group 1 Protein (HMG-1) and is willing to license CTI under its patent rights and technology; and,

      WHEREAS, CTI desires to be licensed under the NS patent rights and technology relating to inhibitors and antagonists of HMG-1;

      NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, CTI and NS mutually agree as follows:

                             ARTICLE 1. DEFINITIONS

      For purposes of this License Agreement, the terms defined in this Article shall have the meanings specified below:

      1.1. "Affiliate" shall mean any corporation or other entity which controls, is controlled by, or is under common control with a party to this License Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

      1.2. "Effective Date" of this License Agreement shall be July 1, 2001.

      1.3. "Field" shall mean the therapeutic, prophylactic and/or diagnostic use of inhibitors and/or antagonists of HMG-1 and related proteins (that is, proteins that contain the HMG boxes), including, but not limited to, antibodies and fragments thereof, inhibitors and antagonists thereof.

      1.4. "First Commercial Sale" of any Product shall mean the first sale for use or consumption by the general public of such Product in a country.

      1.5. "License Term" shall mean the later of ten years from the First Commercial Sale for each Product or the last to expire of the NS Patent Rights covering each Product on a country-by-country basis.

      1.6. "Net Sales" shall mean the gross amount billed or invoiced and received by CTI or its Affiliates (but not sublicensees) for sale or other disposition of Product(s) to independent third parties, less the following: (i) customary trade, quantity, or cash discounts to the extent actually allowed and taken; (ii) amounts repaid and credited by reason of rejection or return; and
(iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of the Product that is paid by or on behalf of CTI or its Affiliates. Net Sales will be determined from the books and records of CTI and its Affiliates maintained in accordance with generally accepted accounting principles, consistently applied.

      1.7. "NS HMG-l Technology" shall mean all information, data, know-how, materials (including biological materials), inventions (whether patentable or not), models, screens, trade secrets, patents, patent applications, and other intellectual property of any kind, whether patented or unpatented, owned and/or controlled by NS in the Field, as of the Effective Date, and related to a method to treat or diagnose diseases caused by an excess of HMG-1 using inhibitors or antagonists to inhibit the activity of HMG-1.

      1.8. "NS HMG-1 Patent Rights" shall mean those patent applications listed in attached Schedule 1.8 together with any continuations, continuations-in-part, divisionals, non-provisional applications, patents which are granted based on any of the aforementioned applications and any reissues, renewals, reexaminations, substitutions or extensions thereof and any foreign counterparts to any of the foregoing.

      1.9. "NS Valid Patent Claim" shall mean either (a) a claim of an issued and unexpired patent included within the NS HMG-1 Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (b) a claim of any pending patent application included within the NS HMG-1 Patent Rights, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application.

      1.10. "Product(s)" shall mean any product or service in the Field: (1) covered by an NS Valid Patent Claim; (2) made by a process covered by an NS Valid Patent Claim; or (3) the manufacture, use, practice or sale of which includes the use of NS HMG-1 Technology.

      1.11. "Territory" shall mean the entire world.

                            ARTICLE 2. LICENSE GRANT

      2.1. License Grant. NS hereby grants to CTI and its Affiliates a royalty-bearing, sole and exclusive license in the Territory, with the right to sublicense, to make, have made, use, offer for sale, sell and/or import Product(s) under NS HMG-1 Technology and NS HMG-1 Patent Rights. CTI shall provide NS with a full and complete copy of any sublicense granted pursuant to this Agreement and any documents evidencing the consideration to be paid to CTI or its Affiliates relating to the grant of any such sublicense within thirty
(30) days of execution thereof by CTI. CTI acknowledges and agrees that its exclusive license under any patent that may issue from U.S.S.N. [**], or claim priority to it, is subject to any rights of joint owners of such patent application.

      2.2. Government Rights. CTI and NS mutually acknowledge that the United States Government, as a matter of statutory right under 35 U.S.C. Sections 200-212, holds or may hold a non-exclusive license and certain other rights under NS HMG-1 Patent Rights or related inventions made as a consequence of research whose funding includes funds supplied by the U.S. Government. NS warrants that to the extent it is aware of any funding supplied by the U.S. Government, the details of such funding shall be provided to CTI prior to execution of this License Agreement. The term "sole and exclusive" license shall be understood to be subject to the rights of the U.S. Government without any effect on the parties' remaining obligations, as set forth in this License Agreement.

      2.3. Retention of NS Rights. Notwithstanding the exclusive rights granted to CTI pursuant to Article 2.1, NS shall retain the right to make and use Products in its own laboratories solely for non-commercial, scientific purposes and for continued non-commercial research.

                ARTICLE 3. LICENSE FEES, MILESTONES AND ROYALTIES

      3.1. Down Payment. CTI shall pay to NS:

            (a) Fifty Thousand Dollars ($50,000.00) within sixty (60) days after the Effective Date; and

            (b) Fifty Thousand Dollars ($50,000.00) within thirty (30) days of NS providing to CTI copies of documents evidencing that NS is rightfully designated as the only Applicant on Patent Cooperation Treaty Application Number [**] (e.g., a Change of Applicant form signed by NS and The Picower Institute for Medical Research naming NS as the Applicant), or other convincing evidence that NS is the sole owner of the foreign patent rights for inventions described in U.S. Applications Serial Numbers [**] and [**], provided such evidence is delivered to CTI within five (5) years from the Effective Date. If NS obtains such evidence within such period, NS agrees to provide the evidence promptly to CTI and CTI agrees to make such payment. If NS does not obtain and provide the above evidence within five (5) years from the Effective Date, the definition of Territory in Article 1.1 shall automatically be changed from "the entire world" to "the United States" and all foreign patent rights shall be deleted from the definition of NS HMG-1 Patent Rights.

      3.2. Milestone Payments. CTI and its Affiliates shall additionally pay to NS the following milestone payments:

            (a) for Products covered by an NS Valid Patent Claim or made by a process covered by an NS Valid Claim:

                  (i) One Hundred Seventy Five Thousand Dollars ($175,000.00) upon the [**] covered by an NS Valid Patent Claim; and

                  (ii) [**] Dollars ($[**]) upon the [**] covered by an NS Valid Patent Claim.

            (b) for Products not covered by an NS Valid Patent Claim:

                  (i) [**] Dollars ($[**]) upon the [**]; and

                  (ii) [**] Dollars ($[**]) upon [**].

      3.3. Royalty Payments. CTI and its Affiliates shall additionally pay royalties to NS of:

            (a) For Products covered by an NS Valid Patent Claim or made by a process covered by an NS Valid Claim:

                  (i) [**] percent ([**]%) on annual Net Sales by CTI or its Affiliates up to [**] Dollars ($[**]); and

                  (ii) [**] percent ([**]%) on annual Net Sales by CTI or its Affiliates in excess of [**] Dollars ($[**]);

            (b) For Products not covered by an NS Valid Patent Claim:

                  (i) [**] percent ([**]%) on annual Net Sales by CTI or its Affiliates up to [**] Dollars ($[**]); and

                  (ii) [**] percent ([**]%) on annual Net Sales by CTI or its Affiliates in excess of [**] Dollars ($[**]).

            3.3.1. Royalty Reports and Payments. During the License Term and following the First Commercial Sale of a Product in each country in the Territory, CTI and its Affiliates shall furnish to NS quarterly reports within sixty (60) days of the end of each calendar quarter, showing, on a country-by-country basis, the gross sales of all Products sold by CTI and its Affiliates during the reporting period, the calculation of Net Sales from such gross sales, all consideration received by CTI and/or its Affiliates from sub-licensees in connection with the grant of any sub-licenses pursuant to this Agreement and the amount of any payments due to NS. Such quarterly reports shall be accompanied by payment of the royalty amount or other payments due for that calendar quarter. CTI and/or its Affiliates shall maintain complete and accurate books of account and records showing Net Sales and amounts received from sub-licensees. Such books and records shall be open to inspection, in confidence, by NS during usual business hours, by an independent certified public accountant to whom CTI has no reasonable objection, for two (2) years after the calendar year to which they pertain, for the purpose of verifying the accuracy of the payments made to NS pursuant to this Agreement. CTI and/or its Affiliates shall use commercially reasonable efforts to require any sub-licensees hereunder to maintain such books and allow such inspection by NS and shall, on request, disclose such information to NS as part of such inspection. Inspection shall be at NS's sole expense, shall be reasonably limited to those matters related to the payment obligations under this Agreement, and shall be permitted no more than once per calendar year.

            3.3.2. One Royalty. Royalty payments pursuant to Article 3.3 shall be due only on the first sale or other disposition of Product(s) to an independent third party.

            3.3.3. Incorporation of Other Products. In the event that a Product is marketed as part of a bundle, system or kit that incorporates or includes other products, Net Sales will be computed using the average net selling price of the components when sold separately. If any Product is sold only as part of a bundle, system or kit and is not sold separately, then Net Sales will include only that part of such sale reasonably allocable to the Product. In making such allocation, primary consideration will be given to the added value provided by the Product as compared to the value of the bundle, system or kit if sold without it.

            3.3.4. Third-Party Licenses. In the event that CTI or its Affiliates licenses one or more technologies from third-parties in order to develop and market Product(s), the amount of royalty payments due to NS under Article 3.3 shall be reduced by an amount equal to [**] percent ([**]%) of the payments due to third-parties; provided, that in no event shall the royalty payments due to NS hereunder be reduced below [**] percent ([**]%) under Article 3.3(a) and below [**] percent ([**]%) under Article 3.3(b) of Net Sales by CTI or its Affiliates. This paragraph will not apply to any patents or patent applications issuing from U.S.S.N. [**]. In regard to U.S.S.N. [**] and any further patent applications and patents claiming priority to it, NS shall use its reasonable best efforts to obtain Inter-Institutional Agreements (IIAs) with all non-NS co-owners of this application under which NS shall have the right to grant exclusive license rights to CTI from such non-NS co-owners. If NS is successful in obtaining such IIAs, NS shall promptly grant to CTI exclusive license rights from the non-NS owners of said patent applications and/or patents.

      3.4. Minimum Royalties. CTI or its Affiliates, in order to maintain the licenses granted in this License Agreement, agrees to pay to NS, beginning on the sixth anniversary of the Effective Date and each anniversary thereafter, the following amounts:

YEARS                            AMOUNT
-----                            ------
6-10                             [**] Dollars ($[**])
11 and thereafter                [**] Dollars ($[**])

The amounts due under this clause shall be paid to NS on the anniversary of the Effective Date in each of the above years and shall be creditable against future royalties due to NS. CTI's failure to make the payments required by this Section 3.4, after written notice of such failure and an opportunity to cure, shall entitle NS to terminate this Agreement pursuant to Section 7.2.

      3.5. Sublicense Income. In the event that CTI and/or its Affiliates grants one or more sublicenses under NS HMG-1 Technology and/or NS HMG-1 Patent Rights, CTI shall pay or cause its Affiliates to pay, as the case may be, to NS an amount equal to [**] percent ([**]%) of all consideration in any form received by CTI and/or its Affiliates for the sublicense(s).

                               ARTICLE 4. PATENTS

      4.1. CTI Authority. CTI shall have primary responsibility for filing, prosecuting, issuing, maintaining and defending the NS HMG-1 Patent Rights in the United States and worldwide, employing patent counsel of its choice. Initially, CTI's choice for patent counsel is the firm of Hamilton, Brook, Smith & Reynolds, P.C., Lexington, Massachusetts, for which NS grants its approval. If CTI decides to retain a different or additional patent counsel in the future, NS shall have the right to approve CTI's selection of a different or additional patent counsel, such approval not to be unreasonably withheld. Patent counsel selected by CTI shall treat NS as its client and the owner of the HMG-1 Patent Rights.

      4.2. Patent Expenses. CTI agrees to bear the cost for all patent work performed pursuant to Article 4.1 after the Effective Date. Bills for such work may be rendered to NS, in which case CTI agrees to promptly reimburse NS for its expenses in this regard. Alternatively, for convenience, bills for work performed pursuant to Article 4.1 may be sent directly to CTI for payment, with a copy to NS. In regard to reasonable patent expenses incurred by NS prior to the Effective Date, CTI agrees to reimburse NS for such expenses for U.S. Applications Serial Nos. [**] and [**] up to a maximum reimbursement of [**] Dollars ($[**]) and for [**] of such expenses for U.S. Provisional Application No. [**] up to a maximum reimbursement of [**] Dollars ($[**]) within sixty (60) days of the Effective Date. In addition, CTI agrees to further reimburse NS for its reasonable past patent expenses, as follows:

            (a) Such expenses for International Patent Application [**] up to a maximum of [**] Dollars ($[**]) within sixty (60) days of NS securing and evidencing sole ownership of the aforementioned PCT Application according to the provisions of Article 3.1(b); and,

            (b) The remaining [**] of its expenses for U.S. Provisional Application No. [**] if NS is successful in obtaining the right to grant exclusive rights to CTI from all joint owners of the aforementioned Provisional Application and does grant such rights, as provided in Article 3.3.4, such [**] share to be limited to a maximum of [**] Dollars ($[**]) and to be payable within sixty (60) days of the grant of such exclusive rights to CTI.

      4.3. Right of NS to be Informed. For work performed by patent counsel selected by CTI pursuant to Article 4.1, such patent counsel shall keep NS apprised of the status of each of the patent applications and patents in the NS HMG-1 Patent Rights and will consult with NS concerning the prosecution of such patent applications. Such patent counsel will provide NS in a timely manner with copies of all documents related to the filing, prosecution, issuance, maintenance and/or defense of such applications or patents in the NS Patent Rights.

      4.4. NS Rights. If CTI decides to abandon any application(s) or patent(s) within the NS HMG-1 Patent Rights or declines to file and prosecute a patent application for an invention within the NS HMG-1 Patent Rights that NS desires to have filed and prosecuted, it agrees to provide NS with sufficient notice to allow NS to assume filing and/or prosecution of the application(s) or maintenance of the patent(s). If NS does make such assumption, CTI shall no longer be licensed under those patent application(s) or patent(s).

      4.5. Enforcement of NS Patent Rights. If CTI or NS becomes aware of any actual or potential infringement of the NS HMG-1 Patent Rights, it will notify the other party and CTI and NS will subsequently confer and agree upon appropriate action against such actual or potential infringement. If it is decided to enforce the NS HMG-1 Patent Rights against such infringement, CTI shall have the first right to do so and NS shall provide full cooperation at the expense of

CTI. Any settlement or recovery received from any such proceeding shall be divided [**] percent ([**]%) to CTI and [**] percent ([**]%) to NS after CTI deducts from any such settlement or recovery its reasonable counsel fees and out-of-pocket expenses relative to any such legal proceeding. If CTI decides not to initiate legal proceedings against any such infringer, then NS shall have the right to initiate such legal proceedings. Any settlement or recovery received from any such proceeding shall be divided [**] percent ([**]%) to NS and [**] percent ([**]%) to CTI after NS deducts from any such settlement or recovery its reasonable counsel fees and out-of-pocket expenses relative to any such legal proceeding.

                   ARTICLE 5. CONFIDENTIALITY AND PUBLICATION

      5.1. Non-Disclosure Obligations. During the License Term and for a period of ten (10) years thereafter, both parties shall maintain in confidence, and use only for purposes of this License Agreement, confidential information and data received from the other party. Upon expiration or termination of this License Agreement, all confidential information and data, and copies thereof, will be returned to the transmitting party by the receiving party upon request of the transmitting party.

      5.2. Release of Obligations. The obligations under Article 5.1 shall not apply to any information or data that:

            (a) is or becomes publicly available;

            (b) is disclosed to the receiving party by a third party that is not under an obligation to the other party to this License Agreement;

            (c) prior to disclosure to the other party, the receiving party was already in possession of the information or data; or,

            (d) was independently developed by the receiving party without breach of the obligations of Article 5.1.

      5.3. Publications. NS shall not publish any information which might adversely affect the NS HMG-1 Patent Rights without prior written approval from CTI after such information has been submitted to CTI at least thirty (30) days prior to the intended date of submission for publication. CTI shall not unreasonably withhold approval of such publication but does have the right to request delay of the submission for a maximum period of forty-five (45) days to allow for patent applications covering such information or data to be filed. Nothing herein contained shall preclude NS from making required reports or disclosures to the National Institutes of Health.

                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES

      6.1. Authorization. Each party warrants and represents to the other that it has the legal right and power to enter into this License Agreement, to fully perform its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this License Agreement. Except as otherwise disclosed, each party further represents to the other that it is not aware of any legal obstacles, including patent rights of others, which could prevent it from carrying out the provisions of this License Agreement.

      6.2. NS HMG-1 Patent Rights. NS warrants and represents that it owns all right, title and interest to NS HMG-1 Patent Rights except as specified on attached Schedule 1.8 and that NS has not granted any other ownership, license, option or other rights to the NS HMG-1 Patent Rights. NS further warrants and represents that Schedule 1.8 is a complete list of all patent applications and patents owned (solely or jointly with others) and/or controlled by NS and relating to HMG-1 and antagonists thereof as of the Effective Date.

      6.3. Remedies. If pursuant to Article 3.1(b), the definition of Territory in Article 1.1 is changed from "the entire world" to "the United States," such change shall be deemed to be retroactive to the Effective Date. Until such change or until the $50,000 specified in Article 3.1(b) has been paid, NS's representation and warranties as to its ownership in the NS HMG-1 Patent Rights shall be limited to the United States. The liability of NS for CTI's damages for any breach of the warranties and representations contained in the Article will be limited to reimbursement to CTI by NS of the total of all of the payments received by NS pursuant to this License Agreement.

                        ARTICLE 7. TERM AND TERMINATION

      7.1. Expiration. Unless terminated earlier pursuant to Article 7.2 below, the term of this License Agreement shall extend for the full License Term.

      7.2. Termination for Cause. Upon or after a breach of any material provision of this License Agreement by a party (including non-timely payment of any payment due to NS hereunder), the non-breaching party may terminate this License Agreement by giving the breaching party thirty (30) days notice in writing specifying the breach; providing, however, that such notice of termination shall not be effective: (1) if the breaching party cures the specified breach within such thirty (30) day period; or (2) if the specified breach is not reasonably curable within such thirty (30) day period, and the breaching party has commenced cure of such breach within the thirty (30) day period and thereafter has proceeded diligently to cure such breach within a reasonable time.

      7.3. Effect of Termination. Expiration or termination of this License Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Moreover, the provisions of Articles 5 and 6 shall survive the expiration or termination of this License Agreement.

                    ARTICLE 8. INDEMNIFICATION AND INSURANCE

      8.1. Indemnity. CTI shall indemnify and hold NS harmless from and against any liability, losses, damages, claims, costs and expenses (including reasonable fees of attorneys and other professionals and court cost) arising from a product liability claim, action or cause of action related to the sale of Products or an act of infringement by CTI of a third party's patent, copyright or trademark in connection with the manufacture, use, sale, storage or advertising of Products except to the extent that such claims, demands, suits or causes of action are based upon gross negligence or willful malfeasance by NS (hereafter collectively called "Claim"). Subject to the terms and conditions of this Agreement, CTI will have the primary responsibility for defending against any Claim (whether arising under theories of negligence, strict liability, tort, product liability or otherwise and whether or not NS is named as a defendant in such claim, action or cause of action).

      8.2. Insurance. In accordance with the provisions of Article 8.1 above, CTI shall arrange for sufficient insurance and/or self-insurance coverage commencing no later than the First Commercial Sale and, if possible, will name NS as an additional insured.

                            ARTICLE 9. MISCELLANEOUS

      9.1. Force Majeure. Neither party shall be held liable or responsible to the other party or be deemed to have defaulted under or breached this License Agreement for failure or delay in fulfilling or performing any term of this License Agreement when such failure or delay is caused by or results from cases beyond the reasonable control of the affected party, including, but not limited to, fire, floods, embargos, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God, or acts, omissions or delays in acting by any Governmental authority for the other party.

      9.2. Assignment. This License Agreement may not be assigned or otherwise transferred by either party without the written consent of the other party; provided, however, that CTI and its Affiliates may, without such consent, assign this License Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business relating to HMG-1 inhibitors and antagonists (including that certain Sponsored Research and License Agreement between CTI and NS), or in the event of its merger or consolidation. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this License Agreement. NS shall have the right to sell, assign or otherwise transfer its entire right, title and interest to the patent applications and/or patents within the NS HMG-1 Patent Rights to an NS Affiliate, provided the Affiliate assumes all of the obligations of NS hereunder. Otherwise, NS shall not sell, assign or otherwise transfer title or any portion thereof to any patent application or patent within the NS HMG-1 Patent Rights as long as exclusive licenses under that patent application and/or patent are still held by CTI without the prior written consent of CTI, which consent will not be unreasonably withheld.

      9.3. Severability. Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this License Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this License Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this License Agreement shall not affect the validity of this License Agreement, as a whole, unless the invalid provisions are of such essential importance to this License Agreement that it is to be reasonably assumed that the parties would not have entered into this License Agreement without the invalid provisions.

      9.4. Notices. Any consent, notice or report required or permitted to be given or made under this License Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

           If to CTI:  Critical Therapeutics, Inc.
                       c/o HealthCare Ventures LLC
                       One Kendall Square, Building 300, Suite 329
                       Cambridge, Massachusetts 02139

                       Attention: Christopher K. Mirabelli, Ph.D.,
                                    Acting President
                       Fax: (617) 252-4342

           If to NS:   North Shore - Long Island Jewish Research Institute
                       350 Community Drive
                       Manhasset, New York 11030

                       Attention: Chief Executive Officer

      9.5. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      9.6. Dispute Resolution. Any disputes arising between the parties relating to, arising out of or in any way connected with this License Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of this License Agreement, shall be promptly presented to the President of CTI and the Chief Executive Officer of NS for resolution. If prompt resolution is not reached, the dispute may be submitted to the American Arbitration Association in New York, New York for non-binding mediation.

      9.7. Entire Agreement. This License Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this License Agreement. This License Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

      9.8. Headings. The captions to the several articles hereof are not a part of this License Agreement, but are merely guides or labels to assist in locating and reading the several articles.

      9.9. Independent Contractors. It is expressly agreed that CTI and NS are independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither CTI nor NS shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party to do so.

      9.10. Waiver. The waiver of either party hereof of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

      9.11. Counterparts. This License Agreement may be executed in two counterparts, each of which shall be deemed an original, both of which together shall constitute one and the same instrument.

      9.12. Use of Names. NS and CTI (and its respective Affiliates) each shall not use the name of the other without prior written consent of the other, which shall not be unreasonably withheld, except if the use of such name is required by law, regulation or judicial order, in which event the party intending to use or using such name will promptly inform the other party of such required use.

      IN WITNESS WHEREOF, the parties have executed this License Agreement as of the date set forth below.


Critical Therapeutics, Inc.              North Shore - Long Island Jewish
                                         Research Institute


By:/s/H. Shaw Warren                     By:/s/ Nicholas Chiorazzi
   ------------------------------------     ------------------------------------
Its:  Chairman of Board                  Its: Director and CEO
      ---------------------------------       ----------------------------------
Date:7/2/01                              Date: June 29, 2001
     ----------------------------------        ---------------------------------


Agreed to and Accepted as of the Effective Date



By:/s/Kevin J. Tracey
   ------------------------------------
    Kevin J. Tracey, M.D.

                                  SCHEDULE 1.8

                             NS HMG-1 PATENT RIGHTS

COUNTRY            APPLICATION NO.      FILING DATE      INVENTORS      TITLE
-------            ---------------      -----------      ---------      -----
U.S.                     [**]               [**]            [**]         [**]
International            [**]               [**]            [**]         [**]
U.S.                     [**]               [**]            [**]         [**]
U.S.                     [**]               [**]            [**]         [**]

Note: The U.S. Government may have rights, as specified in Article 2.2, in Application Numbers [**], [**] and U.S. Provisional Application No. [**]. Additionally, the Provisional Patent Application [**] may be jointly owned by NS and others.

                            FIRST AMENDMENT AGREEMENT

      This Amendment Agreement is made effective May 15, 2003 by and between North Shore-Long Island Jewish Research Institute, a New York not-for-profit corporation having an office and place of business at 350 Community Drive, Manhasset, NY 11030 ("NS"), and Critical Therapeutics, Inc., a Delaware corporation having an office and place of business at 675 Massachusetts Avenue, 14th Floor, Cambridge, MA 02139 ("CTI").

                                    STATEMENT

      NS and CTI are parties to a License Agreement having an Effective Date of July 1, 2001 (the "License Agreement"). NS has entered into an Inter-Institutional Agreement having an Effective Date of July 1, 2001 (the "Pittsburgh IIA") with the University of Pittsburgh of the Commonwealth System of Higher Education ("Pittsburgh") and a separate Inter-Institutional Agreement having an Effective Date of July 1, 2001 (the "MGH IIA") with The General Hospital Corporation doing business as The Massachusetts General Hospital ("MGH"), copies of which are attached hereto as Appendix A (the Pittsburgh IIA) and Appendix B (the MGH IIA), concerning certain "Joint Inventions" and "Joint Patents" (as consistently defined separately in both the Pittsburgh IIA and the MGH IIA). NS and CTI wish to make changes to the License Agreement in view of the rights to Joint Patents and Joint Inventions obtained by NS under the Pittsburgh IIA and the MGH IIA.

      NOW, THEREFORE, in consideration of the mutual covenants contained in the License Agreement and in this First Amendment Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. The following new paragraph is hereby added to Article 2 of the License
Agreement:

            2.1.1 NS hereby grants to CTI and its Affiliates, on behalf of itself, Pittsburgh and MGH, a royalty-bearing, sole and exclusive license in the Territory, with the right to sublicense, to make, have made, use, offer for sale, sell and/or import Product(s) (as such term is defined in the License Agreement) under Joint Patents and Joint Inventions (as those terms are consistently defined separately in both the Pittsburgh IIA and the MGH IIA), subject to the terms and conditions of, with respect to Pittsburgh, the Pittsburgh IIA and, with respect to MGH, the MGH IIA.

      2. The following new sentence is hereby appended to Section 2.3 of the License Agreement:

            The Retention of NS Rights in this Article 2.3 of the License
                  Agreement shall further include the reserved rights pursuant to Section 3.2 of the Pittsburgh IIA, attached hereto in its entirety as Appendix A, and to Section 3.2 of the MGH IIA, attached hereto in its entirety as Appendix B.

      3. The following new paragraphs are hereby added to Article 8 of the License Agreement:

            8.3 INDEMNIFICATION OF MGH. CTI shall indemnify, defend and hold harmless MGH and its trustees, officers, medical and professional staff employees, and agents and their respective successors, heirs and assigns (the "MGH Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the MGH Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments for bodily injury or property damage arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this First Amendment Agreement.

            8.3.1 CTI's indemnification under Section 8.3 above shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the grossly negligent activities or intentional misconduct of the MGH Indemnitees.

            8.3.2 CTI agrees, at its own expense, to provide attorneys reasonably acceptable to the MGH to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

            8.3.3 This entire Section 8.3 shall survive expiration or
                  termination of this Agreement.

            8.4 INSURANCE. Beginning at the time any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by CTI or by a sublicensee, affiliate or agent of CTI, CTI shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $3,000,000 annual aggregate and naming the MGH Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and
                  (ii) contractual liability coverage for CTI's indemnification under this First Amendment Agreement. If CTI elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to the MGH and the Risk Management Foundation of the Harvard Medical Institutions, Inc. The minimum amount of insurance coverage required hereunder shall not be construed to create a limit of CTI's liability with respect to its indemnification obligations under this First Amendment Agreement.

            8.4.1 CTI shall provide MGH with written evidence of such insurance upon request of MGH. CTI shall provide MGH with written notice at least fifteen (15) days prior to the cancellation or non-renewal in such insurance; if CTI does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, MGH shall have the right to terminate this First Amendment Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

            8.4.2 CTI shall maintain such commercial general liability insurance during (i) the period that any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by CTI or by a sublicensee, affiliate or agent of CTI and (ii) a reasonable period after the period referred to in (c)(i) above which in no event shall be less than fifteen (15) years.

            8.4.3 This entire Section 8.4 shall survive expiration or
                  termination of this Agreement.

            8.5 INDEMNIFICATION OF PITTSBURGH. CTI shall indemnify, defend and hold harmless Pittsburgh and its trustees, officers, medical and professional staff employees, and agents and their respective successors, heirs and assigns (the "Pittsburgh Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Pittsburgh Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments for bodily injury or property damage arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this First Amendment Agreement.

            8.5.1 CTI's indemnification under Section 8.5 above shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the grossly negligent activities or intentional misconduct of the Pittsburgh Indemnitees.

            8.5.2 CTI agrees, at its own expense, to provide attorneys reasonably acceptable to the Pittsburgh to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

            8.5.3 This entire Section 8.5 shall survive expiration or
                  termination of the License Agreement.

            8.6 INSURANCE. Beginning at the time any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by CTI or by a sublicensee, affiliate or agent of CTI, CTI shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $3,000,000 annual aggregate and naming the Pittsburgh Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) contractual liability coverage for CTI's indemnification under this First Amendment Agreement. If CTI elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to Pittsburgh. The minimum amount of insurance coverage required hereunder shall not be construed to create a limit of CTI's liability with respect to its indemnification obligations under this First Amendment Agreement.

            8.6.1 CTI shall provide Pittsburgh with written evidence of such insurance upon request of Pittsburgh. CTI shall provide Pittsburgh with written notice at least fifteen (15) days prior to the cancellation or non-renewal in such insurance; if CTI does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, Pittsburgh shall have the right to terminate this First Amendment Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

            8.6.2 CTI shall maintain such commercial general liability insurance during (i) the period that any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by CTI or by a sublicensee, affiliate or agent of CTI and (ii) a reasonable period after the period referred to in (c)(i) above which in no event shall be less than fifteen (15) years.

            8.6.3 This entire Section 8.6 shall survive expiration or
                  termination of the License Agreement.

      4. Within sixty (60) days of the execution of this First Amendment Agreement, CTI shall pay to NS Five Thousand Dollars ($5,000) pursuant to paragraph 4.2(b) of the License Agreement.

      5. The applicable provisions of this First Amendment Agreement shall be deemed to be incorporated into the License Agreement in full and to be an integral part thereof as though fully set forth therein. With the exception of the above amendments, all other provisions of the License Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have entered into and executed this First Amendment Agreement on the date first above written.


NORTH SHORE - LONG ISLAND JEWISH         CRITICAL THERAPEUTICS, INC.
RESEARCH INSTITUTE

By: /s/ Robin D. Wittenstein             By: /s/ Paul D. Rubin
   ------------------------------------      -----------------------------------

Name:  Robin D. Wittenstein              Name:  Paul D. Rubin

Title:  Vice President and COO           Title:  CEO and President



AGREED TO AND ACCEPTED BY:               AGREED TO AND ACCEPTED BY:

THE MASSACHUSETTS GENERAL HOSPITAL       UNIVERSITY OF PITTSBURGH OF THE
("MGH")                                  COMMONWEALTH SYSTEM OF HIGHER EDUCATION
                                         ("PITTSBURGH")

Name: /s/ Frances Tomeguzzo, Ph.D.       Name: /s/ Jerome Cochran
     ----------------------------------        ---------------------------------

Title:  Director, Corporate Sponsored    Title:  Executive Vice Chancellor
Research and Licensing

Date:  7/2/03                            Date:  7/2/03